                                                                       EXHIBIT 1

                                                              CGSH DRAFT 5/16/96

______________________________________________________________________________
______________________________________________________________________________



                               DIME BANCORP, INC.

                            (a Delaware corporation)

                        8,407,500 Shares of Common Stock

                               PURCHASE AGREEMENT



Dated: May 16, 1996

______________________________________________________________________________
______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

 SECTION 1. Representations And Warranties.................................  3
        (a) Representations and Warranties by the Company..................  3
     (i) Compliance with Registration Requirements.........................  3
     (ii) Incorporated Documents...........................................  4
     (iii) Independent Accountants.........................................  4
     (iv) Financial Statements.............................................  4
     (v) No Material Adverse Change in Business............................  4
     (vi) Good Standing of the Company.....................................  5
     (vii) Good Standing of Subsidiaries...................................  5
     (viii) Capitalization.................................................  5
     (ix) Authorization of Agreement.......................................  6
     (x) Authorization and Description of Securities.......................  6
     (xi) Absence of Defaults and Conflicts................................  6
     (xii) Absence of Labor Dispute........................................  7
     (xiii) Absence of Proceedings.........................................  7
     (xiv) Exhibits........................................................  7
     (xv) Absence of Further Requirements..................................  7
     (xvi) Possession of Licenses and Permits..............................  7
     (xvii) Title to Property..............................................  8
     (xviii) Compliance with Cuba Act......................................  8
     (xix) Environmental Laws..............................................  8
     (xx)  Not an Investment Company.......................................  9
        (b) Representations and Warranties by the Selling Stockholder......  9
     (i) The Warrant.......................................................  9
     (ii) Authorization of Agreement.......................................  9
     (iii) Absence of Violations........................................... 10
     (iv) Accuracy of Information Regarding Selling Stockholder and FDIC... 10
     (v) Authority to Execute this Agreement............................... 10
     (vi) Absence of Proceedings........................................... 10
     (vii) Absence of Manipulation......................................... 10
        (c) Officer's Certificates......................................... 10

 SECTION 2.  Sale and Delivery to Underwriters; Closing.................... 11
        (a) Securities..................................................... 11
        (b) Payment........................................................ 11
        (c) Denominations; Registration.................................... 12

 SECTION 3.  Covenants of the Company
        (a) Compliance with Securities Regulations and Commission Requests. 12
        (b) Filing of Amendments........................................... 12

        (c) Delivery of Registration Statements............................ 13
        (d) Delivery of Prospectuses....................................... 13
        (e) Continued Compliance with Securities Laws...................... 13
        (f) Blue Sky Qualifications........................................ 14
        (g) Rule 158....................................................... 14
        (h) Listing........................................................ 14
        (i) Restriction on Sale of Securities.............................. 14
        (j) Reporting Requirements......................................... 15

 SECTION 4.  Payment of Expenses........................................... 15
        (a) Expenses....................................................... 15
        (b) Expenses of the Selling Stockholder............................ 16
        (c) Termination of Agreement....................................... 16
        (d) Effect on Warrant.............................................. 16

 SECTION 5.  Conditions of Underwriters' Obligations....................... 16
        (a) Effectiveness of Registration Statement........................ 16
        (b) Opinion of Counsel for Company................................. 17
        (c) Opinion of Counsel for the Selling Stockholder................. 17
        (d) Opinion of Counsel for Underwriters............................ 17
        (e) Officers' Certificate.......................................... 17
        (f) Certificate of Selling Stockholder............................. 18
        (g) Accountant's Comfort Letter.................................... 18
        (h) Bring-down Comfort Letter...................................... 18
        (i) Approval of Listing............................................ 18
        (j) No Objection................................................... 18
        (k) Additional Documents........................................... 19
        (l) Termination of Agreement....................................... 19

 SECTION 6. Indemnification................................................ 19
        (a) Indemnification by the Company................................. 19
        (b) Indemnification by the Selling Stockholder..................... 20
        (c) Indemnification by the Underwriters............................ 21
        (d) Actions against Parties; Notification.......................... 21
        (e) Other Agreements............................................... 22

 SECTION 7. Contribution................................................... 22

 SECTION 8. Representations, Warranties and Agreements to Survive Delivery. 23

 SECTION 9. Termination of Agreement....................................... 24
        (a) Termination; General........................................... 24
        (b) Liabilities.................................................... 24

 SECTION 10. Default by One or More of the Underwriters.................... 24

 SECTION 11. Default by the Selling Stockholder or the Company............. 25

 SECTION 12. Notices....................................................... 25

 SECTION 13. Parties....................................................... 25

 SECTION 14. GOVERNING LAW AND TIME........................................ 26

 SECTION 15. Effect of Headings............................................ 26

                               DIME BANCORP, INC.
                            (a Delaware corporation)

                        8,407,500 Shares of Common Stock
                          (Par Value $0.01 Per Share)

                               PURCHASE AGREEMENT
                               ------------------

                                                                    May 16, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
as Representative of the several Underwriters
North Tower
World Financial Center
New York, New York 10281-l209

Ladies and Gentlemen:

          Dime Bancorp, Inc., a Delaware corporation (the "Company"), and the Federal Deposit Insurance Corporation, a corporation duly organized and existing under the laws of the United States (the "FDIC"), as the manager of the FSLIC Resolution Fund (the "FRF;" the FDIC in its capacity as manager of the FRF is referred to herein as the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Selling Stockholder, and the purchase by the Underwriters, acting severally and not jointly, of 8,407,500 shares (the "Securities") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The Securities are issuable to the Selling Stockholder at a price of $0.01 per share of Common Stock pursuant to the warrant, dated as of July 9, 1993 (the "Warrant"), issued by the Company (as successor to Anchor Bancorp, Inc.) to the Selling Stockholder.

          The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-3372) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated April 26, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          (a) Representations and Warranties by the Company.  The Company
              ---------------------------------------------
represents and warrants to each Underwriter and the Selling Stockholder as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:

              (i) Compliance with Registration Requirements.  The Company meets
                  -----------------------------------------
     the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any post-effective amendment to the Registration Statement, the Prospectus or any amendment or supplement to the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch or by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any such amendment or supplement.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

              (ii) Incorporated Documents.  The documents incorporated or deemed
                   ----------------------
     to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

              (iii)  Independent Accountants.  The accountants who certified the
                     -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) Financial Statements.  The consolidated statements of
                   --------------------
     financial condition, consolidated statements of income, consolidated statements of changes in stockholders' equity and consolidated statements of cash flows included in the Registration Statement and the Prospectus, together with the related schedules and notes (the "Financial Statements"), present fairly in all material respects the consolidated financial position, results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries at the dates indicated and, for the periods specified, as the case may be, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments; said Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be noted therein, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments and the limited scope of the notes thereto.

              (v) No Material Adverse Change in Business.  Since the respective
                  --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operation or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vi) Good Standing of the Company.  The Company has been duly
                   ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the state of

     Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (vii)  Good Standing of Subsidiaries. The Dime Savings Bank of New
                     -----------------------------
     York, FSB (the "Bank") has been duly organized and is validly existing as a federally chartered stock savings bank and is a member in good standing of the Federal Home Loan Bank of New York; the Bank's deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund or the Bank Insurance Fund, each of the FDIC; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened. The Bank is the only "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Bank was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

              (viii)  Capitalization.  The Securities have been duly authorized
                      --------------
     and, when issued and delivered in accordance with the terms of the Warrant, will be duly and validly issued and fully paid and non-assessable; none of the outstanding shares of Common Stock was issued, and the Securities will not be issued, in violation of the preemptive or other similar rights of any securityholder of the Company.

              (ix) Authorization of Agreement.  This Agreement has been duly
                   --------------------------
     authorized, executed and delivered by the Company.

              (x) Authorization and Description of Securities.  The Common Stock
                  -------------------------------------------
     conforms to the description thereof under the heading "Description of Capital Stock" contained in the Prospectus and such description, insofar as it purports to be a summary of the instruments defining the rights of holders of the Common Stock, is accurate, complete and fair; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

              (xi) Absence of Defaults and Conflicts.  Neither the Company nor
                   ---------------------------------
     any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default under or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

              (xii)  Absence of Labor Dispute.  No labor dispute with the
                     ------------------------
     employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

              (xiii)  Absence of Proceedings.  There is no action, suit,
                      ----------------------
     proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which, individually or in the aggregate for all such actions, suits, proceedings, inquiries or investigations, is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement), or which might reasonably be expected to materially and adversely affect the properties or assets thereof (other than as disclosed in the Registration Statement) or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

              (xiv)  Exhibits.  There are no contracts or documents which are
                     --------
     required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto, which have not been so described or filed as required.

              (xv) Absence of Further Requirements.  No filing with, or
                   -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

              (xvi)  Possession of Licenses and Permits.  The Company and its
                     ----------------------------------
     subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xvii)  Title to Property.  The Company and its subsidiaries have
                      -----------------
     good and marketable title to all real property reflected in the most recent balance sheet included in the Prospectus as owned by the Company and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
     (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or, with respect to any such real property, render title unmarketable as to a material part thereof; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xviii)  Compliance with Cuba Act.  The Company has complied with,
                       ------------------------
     and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
     Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xix)    Environmental Laws.  Except as described in the Registration
                   ------------------
     Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or redemption, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xx) Not an Investment Company.  The Company is not an "investment
               -------------------------
     company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) Representations and Warranties by the Selling Stockholder.  The
              ---------------------------------------------------------
Selling Stockholder represents and warrants to each Underwriter and the Company as of the date hereof and as of the Closing Time, and agrees with each Underwriter and the Company as follows:

          (i)  The Warrant.  The Selling Stockholder has as of the date of this
               -----------
     Agreement, good and valid title to the Warrant, free and clear of all liens, encumbrances, security interests and claims whatsoever; and at or prior to the Closing Time, the Selling Stockholder will have duly authorized and exercised the Warrant and complied with all of the conditions applicable to the Selling Stockholder for such exercise, including the payment of the consideration specified therein, and pursuant to such exercise, at the Closing Time, the Selling Stockholder shall have good and valid title to the Securities being sold pursuant to this Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever; and upon sale and delivery of, and payment for, such Securities, as provided herein, at the Closing Time, the Selling Stockholder will convey to the Underwriters good and valid title to such Securities, free and clear of all liens, encumbrances, security interests and claims whatsoever.

          (ii)  Authorization of Agreement.  This Agreement has been duly
                --------------------------
     authorized, executed and delivered by the Selling Stockholder and is the legal, valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms.

          (iii)  Absence of Violations.  Neither the execution and delivery of
                 ---------------------
     this Agreement, nor the sale of the Securities by the Selling Stockholder, nor the consummation of any of the other transactions contemplated herein, nor the fulfillment of the terms hereof, has violated or will violate any provision of Federal law as administered by the FDIC or to which the Selling Stockholder is subject.

          (iv)  Accuracy of Information Regarding Selling Stockholder and FDIC.
                --------------------------------------------------------------
     Such parts of the Registration Statement and the Prospectus comprising information under the caption "The Selling Stockholder" which specifically relate to the Selling Stockholder and the FDIC will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the date of the Prospectus and at the Closing Time will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (v)  Authority to Execute this Agreement.  The FDIC has statutory
               -----------------------------------
     authority to execute this Agreement on behalf of the Selling Stockholder pursuant to 12 U.S.C. 1821a, to sell, assign, transfer and deliver the Securities being sold by the Selling Stockholder hereunder in the manner provided herein, to perform its obligations under this Agreement and to take all other actions taken by it on behalf of the Selling Stockholder in connection herewith.

          (vi)  Absence of Proceedings.  No actions, suits or proceedings before
                ----------------------
     or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of the Selling Stockholder's knowledge, threatened or contemplated, seeking to prevent the sale of the Securities or the consummation of this Agreement.

          (vii)  Absence of Manipulation.  The FDIC and the Selling Stockholder
                 -----------------------
     have not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) Officer's Certificates.  Any certificate signed by any officer of
              ----------------------
the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter and to the Selling Stockholder as to the matters covered thereby, without personal liability for the officer signing such certificate; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriters and to the Company as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to Underwriters; Closing.
                      ------------------------------------------

          (a) Securities.  On the basis of the representations and warranties
              ----------
herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of the Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

          (b) Payment.  Payment of the purchase price for, and delivery of
              -------
certificates for, the Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, 10006, or at such other place as shall be agreed upon by the Representative, the Company and the Selling Stockholder, at 10:00 A.M. Eastern time on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Stockholder (such time and date of payment and delivery being herein called the "Closing Time").

          Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder against (a) exercise by the Selling Stockholder of the Warrant in accordance with the terms thereof, including the payment for the Common Stock purchased pursuant to such Warrant, and (b) delivery by the Company to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c) Denominations; Registration.  Certificates for the Securities
              ---------------------------
shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

          SECTION 3.  Covenants of the Company.  The Company covenants with each
                      ------------------------
Underwriter and the Selling Stockholder as follows:

          (a) Compliance with Securities Regulations and Commission Requests.
              --------------------------------------------------------------
The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative and the Selling Stockholder promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments.  The Company will give the Representative
              --------------------
and the Selling Stockholder notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative and the Selling Stockholder with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Selling Stockholder, the Representative or counsel for the Underwriters shall object.

          (c) Delivery of Registration Statements.  The Company has furnished or
              -----------------------------------
will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

          (d) Delivery of Prospectuses.  The Company has delivered to each
              ------------------------
Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

          (e) Continued Compliance with Securities Laws.  The Company will
              -----------------------------------------
comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations to the extent necessary to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Underwriters or the Company, based upon advice of counsel, to amend the

Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it shall be necessary, in the opinion of such party, based upon the advice of counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications.  The Company will use its best efforts,
              -----------------------
in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158.  The Company will timely file such reports pursuant to
              --------
the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Listing.  The Company will use its best efforts to effect the
              -------
listing of the Securities on the New York Stock Exchange.

          (i) Restriction on Sale of Securities.  During a period of 45 days
              ---------------------------------
from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise

The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) an acquisition;

          (j) Reporting Requirements.  The Company, during the period when the
              ----------------------
Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and the Company will cause the Bank to file all documents required to be filed with any supervisory, regulatory, administrative or governmental agency, body or authority, whether pursuant to the 1934 Act and the 1934 Act Regulations or otherwise (except reports to any bank or thrift regulatory agencies prepared on a confidential basis), except when the failure to file such documents could not reasonably be expected to result, directly or indirectly, in a Material Adverse Effect.

          SECTION 4.  Payment of Expenses.  (a) Expenses.  The Company and the
                      -------------------       --------
Selling Stockholder covenant and agree with one another and with the several Underwriters that (a) the Company will pay the following expenses incident to this Agreement: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and
(xi) the fees and disbursements of Brown & Wood, outside counsel for the Selling Stockholder.

          (b) Expenses of the Selling Stockholder.  The Selling Stockholder will
              -----------------------------------
pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. Merrill Lynch agrees to pay any state stock transfer tax and the Selling Stockholder agrees to reimburse Merrill Lynch for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section and Sections 6, 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stamp duties, capital duties and stock transfer taxes, if any, payable on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          (c) Termination of Agreement.  If this Agreement is terminated by the
              ------------------------
Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          (d) Effect on Warrant.  This Section 4 shall not affect the
              -----------------
arrangements between the Company and the Selling Stockholder for payment of expenses contained in the Registration Rights Agreement attached as Exhibit II-A to the Warrant, which shall remain in effect as between the Company and the Selling Stockholder and, solely as between the Company and the Selling Stockholder, shall govern in the event of any inconsistency with this Section 4.

          SECTION 5.  Conditions of Underwriters' Obligations.  The obligations
                      ---------------------------------------
of the several Underwriters hereunder are subject to the accuracy, as of the Closing Time, of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions:

          (a) Effectiveness of Registration Statement.  The Registration
              ---------------------------------------
     Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company.  At Closing Time, the
              ------------------------------
     Representative shall have received the favorable opinions, dated as of Closing Time, of Sullivan & Cromwell, special counsel for the Company, and Gene C. Brooks, Esq., Executive Vice President and General Counsel for the Company, in each instance in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters, collectively to the effect set forth in Exhibit A hereto.

          (c) Opinion of Counsel for the Selling Stockholder.  At Closing Time,
              ----------------------------------------------
     the Representative shall have received the favorable opinion, dated as of Closing Time, of the Deputy General Counsel for the Selling Stockholder, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit B hereto.

          (d) Opinion of Counsel for Underwriters.   At Closing Time, the
              -----------------------------------
     Representative shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as they may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e) Officers' Certificate.  At Closing Time, there shall not have
              ---------------------
     been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative and the Selling Stockholder shall have received a certificate signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f) Certificate of Selling Stockholder. The FDIC shall have furnished
              ----------------------------------
     to the Representative and the Company a certificate, signed by the acting Director or an Associate Director of Resolutions of the FDIC, dated the date of the Closing Time, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any amendment or supplement to the Prospectus, and this Agreement and that the representations and warranties of the FDIC and the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Time to the same effect as if made at the Closing Time and the FDIC and the Selling Stockholder have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Time.

          (g) Accountant's Comfort Letter'.  At the time of the execution of
              ---------------------------
     this Agreement, the Representative shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (h) Bring-down Comfort Letter.  At Closing Time, the Representative
              -------------------------
     shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Approval of Listing. At the Closing Time, the Securities shall
              -------------------
     have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (j) No Objection.  The NASD shall not have raised any objection with
              ------------
     respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k) Additional Documents.  At the Closing Time, counsel for the
              --------------------
     Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (l) Termination of Agreement.  If any condition specified in this
              ------------------------
     Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party, except as provided in
     Section 4, and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

          (a) Indemnification by the Company.  The Company agrees to indemnify
              ------------------------------
and hold harmless the Selling Stockholder, each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner as set forth below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch or the Selling Stockholder), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

          provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company (A) by the Selling Stockholder, or (B) by any Underwriter through Merrill Lynch, expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim or damage purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented by the Company if the Company shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented), which at such time had been provided to the Underwriters for their use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Securities to such person.

          (b) Indemnification by the Selling Stockholder.  The Selling
              ------------------------------------------
Stockholder agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner as set forth below against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Indemnification by the Underwriters.  Each Underwriter severally
              -----------------------------------
agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (d) Actions against Parties; Notification.  Each indemnified party
              -------------------------------------
shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Stockholder, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e) Other Agreements.  The provisions of this Section shall not affect
              ----------------
any agreement between the Company and the Selling Stockholder, or between the Representative and the Selling Stockholder, with respect to indemnification.

          SECTION 7.  Contribution.  If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party (other than pursuant to the terms thereof) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder (which for purposes of this Agreement shall be treated as a benefit of both the Company and the Selling Stockholder) and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

          The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
- --------
Agreement, or in certificates of officers of the Company or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) Termination; General.  The Representative may terminate this
              --------------------
Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any material change or development involving a prospective material change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities.  If this Agreement is terminated pursuant to this
              -----------
Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the Underwriters.  If one or
                       ------------------------------------------
more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then: (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representative, the Company or the Selling Stockholder shall have the right to postpone Closing Time, for a period not exceeding seven days, in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          SECTION 11.  Default by the Selling Stockholder or the Company.   If
                       -------------------------------------------------
(a) the Selling Stockholder shall fail at Closing Time to exercise the Warrant in accordance with its terms, including the payment to the Company that it is obligated to deliver thereunder, or (b) if the Selling Stockholder shall make such delivery but the Company shall fail to deliver the Securities to the Representative, then the Underwriters may, at the option of the Representative, by notice from the Representative to the Company and the Selling

Stockholder, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the defaulting party from liability, if any, in respect of such default.

          SECTION 12.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of ____________; notices to the Company shall be directed to it at 589 Fifth Avenue, New York, New York 10017, attention of General Counsel; and notices to the Selling Stockholder shall be directed to the Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, DC 20429, attention of the General Counsel.

          SECTION 13.  Parties.  This Agreement shall inure to the benefit of
                       -------
and be binding upon each of the Underwriters, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                       ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15.  Effect of Headings.  The Article and Section headings
                       ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this agreement, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder in accordance with its terms.

                         Very truly yours,

                         DIME BANCORP, INC.


                         By _________________________________
                            Name:
                            Title:

                         FEDERAL DEPOSIT INSURANCE CORPORATION,
                           as the manager of the FSLIC Resolution Fund


                         By _________________________________
                            Name:
                            Title:



CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED


By________________________________
     Authorized Signatory

          For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   EXHIBIT A
                                   ---------

                    OPINION OF THE COMPANY'S SPECIAL COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

          The opinions of special counsel for the Company referred to in Section 5(b) collectively shall be substantially to the following effect:

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectus.

         (ii) The Bank is validly existing as a Federal savings bank under the Federal laws of the United States. The Bank has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectus.

         (iii) The Securities have been duly authorized and validly issued and are fully paid and nonassessable.

         (iv) The statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Company's certificate of incorporation and by-laws defining the rights of holders of the Securities, provide a fair summary of such provisions in all material respects. The current form of certificate for the common stock, par value $0.01 per share, of the Company complies as to form with the requirements of the General Corporation Law of Delaware.

         (v) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Company pursuant to the Warrant have been obtained or made.

         (vi) The issuance of the Securities by the Company pursuant to the Warrant does not (a) violate the Company's certificate of incorporation or by-laws, (b) result in a default under or breach of the agreements listed in Annex A to this opinion or (c) violate any Federal law of the United States or law of the State of New York applicable to the Company; provided, however, that, for purposes of
                  --------  -------
         this paragraph (vi), such counsel need not express an opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws.

         (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          In addition, such counsel shall state that they have reviewed the Registration Statement and the Prospectus, participated in discussions with the Representative and the representatives of the Company and its accountants and that, on the basis of the information gained in such discussions, the Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. Further, such counsel shall confirm that nothing that came to their attention in the course of the aforementioned review has caused them to believe that the Registration Statement, as of the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel shall not be required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of Capital Stock" and "Underwriting" in the Prospectus insofar as they relate to provisions of documents therein described. Also, such counsel need not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement of the Prospectus.

                                   EXHIBIT B

                 OPINION OF THE SENIOR DEPUTY GENERAL COUNSEL

                 FOR THE SELLING STOCKHOLDER, TO BE DELIVERED

                           PURSUANT TO SECTION 5(c)

                                                   __________, 1996

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
as Representative of the several Underwriters
North Tower
World Financial Center
New York, New York  10281-1209

Dear Sirs:

          I am the Senior Deputy General Counsel in the Legal Division of the Federal Deposit Insurance Corporation (the "FDIC"). I and members of my staff have acted as counsel for the FDIC in its capacity as manager of the FSLIC Resolution Fund ("FRF") in connection with the preparation and filing by Dime Bancorp, Inc., a savings and loan holding company organized under the laws of the State of Delaware ("Bancorp") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), of its registration statement on Form S-3 (file number 33-33372), for the registration under the Act of the offering and sale of 8,407,500 shares of Common Stock ("Common Stock"), par value $0.01 per share (the "Securities") owned by the FRF (the "Selling Stockholder"). The Securities have been issued to the Selling Stockholder, on the date of this opinion, at a price of $0.01 per share of Common Stock, pursuant to the exercise of a warrant of Bancorp, dated as of July 9, 1993 (the "Warrant") issued by Bancorp (as successor to Anchor Bancorp, Inc.) to the Selling Stockholder. Such registration statement, as amended when it became effective, is herein called the "Registration Statement". This opinion is furnished pursuant to Section 5(c) of the Purchase Agreement (the "Purchase Agreement") dated May __, 1996 between the FDIC, Bancorp and the several underwriters named therein (the "Underwriters") for whom you are acting as representative (the "Representative").

          In arriving at the opinions expressed below, I and members of my staff have examined and relied on the following documents:

          (a) an executed copy of the Purchase Agreement;

          (b)  the Registration Statement;

          (c) the Prospectus dated May __, 1996;

          (d) the documents delivered to you by Bancorp and the FDIC at the closing pursuant to the Underwriting Agreement.

          In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the FDIC and Bancorp and such other instruments and other certificates of public officials, officers and representatives of the FDIC and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine.

          Based on the foregoing and subject to the assumptions and qualifications set forth below, it is my opinion that:

          1. The Purchase Agreement has been duly authorized, executed and delivered by the FDIC, as manager of the Selling Stockholder, and is the legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law; and, except to the extent, if any, that the provisions of
Section 6 of the Purchase Agreement may be limited by applicable law or unenforceable as against public policy.

          2. The delivery by the Selling Stockholder to the Underwriter of the Securities being sold by the Selling Stockholder pursuant to the Purchase Agreement against payment therefor as provided in the Purchase Agreement will convey good and valid title to the Securities being sold to the Underwriters free and clear of all liens, encumbrances, security interests, restrictions and claims whatsoever.

          3. Neither the exercise and delivery of the Warrant nor the execution and delivery of the Purchase Agreement nor the sale of the Securities by the Selling Stockholder, nor the consummation of the transactions contemplated in the Purchase Agreement nor the fulfillment of the terms of the Purchase Agreement has violated or will violate any provisions of Federal law as administered by the FDIC or to which the Selling Stockholder is subject.

          4. The FDIC has the statutory authority to execute the Purchase Agreement on behalf of the Selling Stockholder pursuant to 12 U.S.C. Sect. 1821a, and to sell, assign, transfer and deliver the Securities being sold by the Selling Stockholder pursuant to the Purchase Agreement in the manner provided for in the Purchase Agreement, to perform its obligation under the Purchase Agreement and to take all other actions taken by it on behalf of the Selling Stockholder in connection therewith.

          5. No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of my knowledge, threatened or contemplated, seeking to prevent the sale of the Securities being sold by the Selling Stockholder pursuant to the Purchase Agreement or the consummation of the Purchase Agreement.

          6. To the best of my knowledge such parts of the Registration Statement and the Prospectus comprising information under the caption "Selling Stockholder" which specifically relate to the Selling Stockholder and the FDIC
(i) did not at the date the Registration Statement became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) did not at the date of the Prospectus and do not on the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering the opinion set forth in paragraph 1 above, I have with your permission assumed that the Purchase Agreement has been duly authorized, executed and delivered by each of the respective parties thereto (other than the FDIC).

          In rendering the opinion set forth in paragraph 3 above, I have with your permission assumed that:

          (x) The Registration Statement has become effective under the Act; any required filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or suspending the offering of the Notes has been issued and no proceedings for such purposes have been instituted or threatened.

          (y) At the time the Registration Statement became effective, the Registration Statement and the Prospectus and each supplement thereto complied as to form in all material respects with the applicable requirements of the Act and the respective rules thereunder; and (except as specifically addressed by the matters set forth in paragraph 6 above) the Registration Statement at the date of its effectiveness did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus at its date and at the Closing Date did not contain or does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          I express no opinion other than as to the Federal law of the United States of America.

          I am furnishing this opinion letter to you solely for your benefit. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                         Very truly yours,

                                      B-4